SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 18, 2000

                             ADEN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)





         California                     00-18140                 87-0447215
         ----------                     --------                 ----------
       (State or other              (Commission File         (I.R.S. Employer
       jurisdiction of                  Number)           Identification Number)
      incorporation or
        organization)

                     13314 "I" Street, Omaha, Nebraska 68137
               (Address of principal executive offices) (ZIP Code)






               Registrant's telephone number, including area code:
                                 (402) 334-5556

Item 5.           Other Events

     The  special  meeting of the  shareholders  of the  Registrant  was held on
February 18, 2000, at the Registrant's principal offices (the "Special Meeting"). The sole matter submitted to the shareholders for a vote was the proposed amendment to Article IV of the Registrant's Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 750,000,000. Shareholders of record as of December 31, 1999, were eligible to notice of, and to vote at, the Special Meeting. As of December 31, 1999, there were 81,000,000 shares of the Registrant's capital stock outstanding, all of a single class designated as common stock. Under Sections 902 and 903 of the California General Corporation Law, the proposed amendment required the affirmative approval of a majority of the shares outstanding. The following table sets forth the results of the voting on this matter.


                                                                                   Number of            Number of
                                                                                     Votes             Abstentions
                                                              Number of            Against or           and Broker
                        Matter                                Votes For             Withheld            Non-Votes
                        ------                                ---------             --------            ---------

Amendment to Article IV of Articles of                       53,555,844               200                   0
Incorporation


The proposed amendment was adopted in accordance with the California General Corporation Law.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADEN ENTERPRISES, INC.



                                    By:/s/ Judith E. Sundberg
                                    Judith E. Sundberg
                                    Secretary

Date: February 18, 2000

EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION

99.1              Press release